UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2023
Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)
(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	VPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On March 30, 2023, the Board of Directors of Vishay Precision Group, Inc. (the “Company”) approved and adopted the Third Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective immediately upon adoption. The Bylaws reflect, among other things: (i) changes to conform with new “universal proxy” rules adopted by the U.S. Securities and Exchange Commission, as set forth in Rule 14a-19 under the Securities and Exchange Act of 1934, as amended; (ii) removal of the requirement that the Company make its stockholder list available during a meeting of stockholders consistent with recent amendments to the Delaware General Corporation Law; and (iii) various other conforming, technical and non-substantive changes.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Vishay Precision Group, Inc., adopted March 30, 2023.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: March 31, 2023	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer